Exhibit 11
                                                         ----------

                SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
              Computation of Earnings Per Share Statement
               (Thousands of dollars, except share data)



                            Three Months Ended          Six Months Ended
                                  June 30,                  June 30,
                           -------------------       ---------------------
                             1997        1996          1997         1996
                           --------    --------      --------     --------

Net earnings               $  8,390    $  6,020      $ 15,510     $ 11,060
                           ========    ========      ========     ========

Weighted average
  number of common
  shares outstanding
  during the period       6,039,616   5,953,673      6,028,592   5,932,744

Weighted average
  number of maximum
  shares subject to
  exercise under
  outstanding stock
  options at end
  of period                 653,170     662,262        630,978     667,511
                          ---------   ---------      ---------   ---------
                          6,692,786   6,615,935      6,659,570   6,600,255

Less treasury shares
  assumed purchased
  with proceeds from
  assumed exercise
  of outstanding
  options (a)               327,812     286,569        301,756     326,399
                          ---------   ---------      ---------   ---------

Weighted average
  number of common
  and common
  equivalent shares
  outstanding after
  assumed exercise
  of options              6,364,974   6,329,366      6,357,814   6,273,856
                          =========   =========      =========   =========

Earnings per share
  based on above
  assumptions (b)         $    1.32   $     .95      $    2.44   $    1.76
                          =========   =========      =========   =========

Earnings per share
  as reported             $    1.32   $     .95      $    2.44   $    1.76
                          =========   =========      =========   =========


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(a)	All options are exercisable under a nonqualified plan.  The proceeds from assumed exercise of options aggregated $23,192,691 and $20,901,241 in the three and six month periods ended June 30, 1997 respectively; the proceeds from assumed exercises aggregated
    $20,203,111 and $20,288,214 in the three and six month periods ended June 30, 1996, respectively. The proceeds and number of treasury shares assumed purchased were determined on the most likely exercise assumption.

(b)	Primary and fully diluted earnings per share are the same for each period presented.


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